FIRST AMENDMENT TO THE
                         CONNECTICUT NATURAL GAS CORPORATION
                      DEFERRED COMPENSATION PLAN TRUST AGREEMENT

                    THIS AMENDMENT is made and entered into this 27th day of April, 1999, by and between CONNECTICUT NATURAL GAS

          CORPORATION, a Connecticut corporation with its principal office in Hartford, Connecticut (hereinafter referred to as "CNG") and

          PUTNAM FIDUCIARY TRUST COMPANY (hereinafter referred to as the "Trustee").

                                 W I T N E S S E T H:
                    WHEREAS, by Agreement dated April 27, 1999 (the

          "Agreement") CNG and the Trustee entered into an Agreement entitled Connecticut Natural Gas Corporation Deferred

          Compensation Plan Trust Agreement; and
                    WHEREAS, the parties reserved the right to amend the

          Agreement in Section 12(a) thereof, subject to the conditions set forth therein; and

                    WHEREAS, CNG wishes to amend the Agreement in the particulars set forth below;

                    NOW, THEREFORE, the CNG and the Trustee agree as follows effective as of March 1, 1999:


                    1.   The last sentence of Section 1(e) of the Agreement

          is deleted in its entirety and the following is inserted in lieu thereof:

               "Neither the Trustee nor any Plan participant shall have a right to compel such additional amounts other than amounts required under Section 14."

                    2.   The phrase "Sections 5, 7, 8, 9, 10, 11 and 12" in

          Section 1(g)(i) of the Agreement is deleted in its entirety and the phrase "Sections 5, 7, 8, 9, 10, 11, 12 and 14" is inserted in lieu thereof.


                    3.   A new Section 14 is added to the Agreement after
          Section 13 of the Agreement as follows:








               "Section 14.   Change of Control
                    (a)  For purposes of this Agreement, a "Change of
               Control" shall mean:   (i)  the acquisition by any
               individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
               Act) of 20% or more of either (1) the then outstanding shares of common stock of CTG Resources, Inc. (the "Company") (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
               (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and
               (3) of subsection (iii) of this Section 14(a); or (ii) Individuals who, as of March 1, 1999, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to March 1, 1999 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding


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               shares of common stock and the combined voting power of
               the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any related corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company."

                    (b) Notwithstanding any other provision of this Agreement to the contrary, as soon as practicable following a Change of Control, the Employer shall calculate the maximum aggregate amount required under the Plan to satisfy the liability to all Plan Participants (and beneficiaries) who may be entitled to payments under the Plan as of the Change of Control and shall calculate an estimate of the expenses reasonably likely to be incurred by the Trust from the date of calculation until the termination of the Trust including the Trustee's fees. The aggregate of such amounts for the Plan plus such additional amounts as the Employer reasonably determines to be necessary to pay the anticipated expenses of the Trust including the Trustee's fees is hereinafter referred to as the "Maximum Amount Payable."
               The Employer and other entities adopting the Trust shall have the obligations to make contributions to the Trust and shall make contributions to the Trust in cash, within three business days of such calculation, in an amount equal to the excess (the "Excess"), if any, of the Maximum Amount Payable


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               over the then fair market value of the assets of the Trust.
               As of each subsequent accounting and valuation under this Agreement , the Employer shall make a similar calculation; and if at any time following a Change of Control a valuation of the assets of the Trust occurs pursuant to this Agreement, and it is determined that an Excess shall exist, the Employer and other entities adopting the Trust shall within three days thereof contribute in cash such amount to the Trust as is necessary to eliminate the Excess.

                    (c) The Board of Directors of the Employer and the Chief Executive Officer of the Employer shall each have a duty to inform the Trustee whenever a Change of Control has occurred. If any two Plan participants notify the Trustee in writing that a Change of Control has occurred, then unless the Trustee receives written notice from the Employer that, in the opinion of independent legal counsel to the Employer (which opinion may be based on representations of fact as long as counsel does not know that such representation are untrue), such a Change of Control has not occurred, a Change of Control will be deemed to have occurred for purposes of this Agreement."

                    4. Except as herein above modified and amended, the Agreement, as amended, shall remain in full force and effect.





























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                    IN WITNESS WHEREOF, the parties have caused this First

          Amendment to be duly executed and respective corporate seals to be hereunto affixed as of the date first above written.


          ATTEST:                  CONNECTICUT NATURAL GAS CORPORATION


          S/ R.L. Babcock         By S/ Jean S. McCarthy
          ----------------------  -----------------------------------
                                   Its Vice President, Human Resources

          ATTEST:                  PUTNAM FIDUCIARY TRUST COMPANY


                                   By
                                        Its


          STATE OF CONNECTICUT     )
                                   )  SS.
          COUNTY OF HARTFORD       )

                    Personally appeared Jean McCarthy, Vice President of Connecticut Natural Gas Corporation, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ___________________, and the free act and deed of said corporation, before me.


                                        Judith A. Ries
                                        ----------------------------------
                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires:  2/28/2000

















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          COMMONWEALTH OF MASSACHUSETTS )
                                             )  SS.
          COUNTY OF ________________________ )

                    Personally appeared __________________________,
          _____________________ of Putnam Fiduciary Trust Company, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ___________________, and the free act and deed of said corporation, before me.



                                        Notary Public
                                        My Commission Expires:








































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